Exhibit 10.14

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into as of February 1, 2023 (“First Amendment Effective Date”), by and between IDB 17-19 DRYDOCK LIMITED PARTNERSHIP, a Delaware Limited Partnership (“Landlord”) and AKTIS ONCOLOGY, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Lease dated January 13, 2022 (the “Existing Lease”) with respect to premises containing, in the aggregate, approximately 17,944 rentable square feet comprised of: (i) approximately 17,767 rentable square feet located on the fourth (4th) floor; and (ii) approximately 177 rentable square feet located on the first (1st) floor comprised of chemical storage space, each within the Building located at One Design Place, Boston, Massachusetts (the “Building”), as more particularly described therein. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease. The Existing Lease, as modified and amended by this First Amendment, is referred to herein as the “Lease.”

WHEREAS, Landlord has agreed to grant to Tenant the right to use the Rooftop Area (as hereinafter defined) as shown on Exhibit A, First Amendment, attached hereto and incorporated by reference herein on the terms and conditions hereinafter set forth herein.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties hereby agree that the Existing Lease is hereby amended as follows:

1. Rooftop Area. Tenant shall have the right to use the Rooftop Area, as hereinafter defined, to install and maintain equipment for supplemental HVAC to the Leased Premises (“Rooftop Equipment”) for a period commencing as of the date that Tenant installs the Rooftop Equipment in the Rooftop Area and terminating as of the expiration or earlier termination of the Lease Term. The “Rooftop Area” is the area of the roof shown on Exhibit A, First Amendment, attached hereto provided, however, that in the event that Landlord requires Tenant to relocate to another rooftop location prior to the installation of its Rooftop Equipment, Landlord shall provide Tenant written notice, together with information showing such relocated area and provided that such area is reasonably suitable for Tenant’s Rooftop Equipment, such area shall thereafter be the Rooftop Area pursuant to this Section 1. Notwithstanding anything to the contrary in the Lease, the square footage of the Rooftop Area shall not be added to the square footage of the Leased Premises for purposes of calculating any payments due under the Lease including, without limitation, Base Rent and shall not alter calculation of Tenant’s Proportionate Share under the Lease. Tenant shall be permitted to use the Rooftop Area solely for the purpose of installing the Rooftop Equipment installed in accordance with specifications approved by Landlord in advance, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall reimburse Landlord for up to $2,500 of Landlord’s third-party out of pocket costs to review Tenant’s plans in connection with the installation of the Rooftop Equipment. Such installation shall be designed in such manner as to be easily removable and so as not to damage the roof of the Building. Tenant’s use of the Rooftop Area shall be upon all of the conditions of the Lease, except as follows:

(a) Any such installations and the costs to maintain and restore such installations shall be at Tenant’s sole cost and expense.

(b) The Rooftop Equipment shall not interfere with the operations of any other tenant in the Building.

(c) Landlord shall have no obligation to provide any services to the Rooftop Area other than ordinary roof maintenance as required by the Lease.

(d) Tenant shall have no right to make any changes, alterations or other improvements without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

(e) Landlord shall provide Tenant with 24-hour access to the Rooftop Area, subject to Landlord’s reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord’s reasonable control. Tenant shall give Landlord reasonable advance written notice of the need for access to the Rooftop Area (except that such notice may be oral in an emergency), and a representative of Landlord must be present during any entry by Tenant onto the Rooftop Area except that such accompaniment shall not be required in the event of an emergency. Each notice for access shall be in the form of a work order referencing the Lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other Rooftop Equipment to be installed and evidence of Landlord’s approval thereof. In the event of an emergency, such notice shall follow within five (5) days after access to the Rooftop Area.

(f) At the expiration or prior termination of Tenant’s right to use the Rooftop Area, Tenant shall remove all Rooftop Equipment from the Rooftop Area.

(g) Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of any Rooftop Equipment.

(h) Tenant shall have no right to sublet the Rooftop Area, except in connection with a sublease permitted hereunder or otherwise approved by Landlord in accordance with the terms hereof.

(i) No person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Project) shall have the right to benefit from the services provided by the Rooftop Equipment other than Tenant, a Permitted Transferee or a Related Entity.

(j) In the event that Landlord performs repairs to or replacement of the roof, Tenant shall, to the extent reasonably required, at Tenant’s cost, remove the Rooftop Equipment until such time as Landlord has completed such repairs or replacements. Tenant recognizes that there may be an interference with Tenant’s use of the Rooftop Equipment in connection with such work. Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant’s use of the Rooftop Equipment.

(k) Any services required by Tenant in connection with Tenant’s use of the Rooftop Area or the Rooftop Equipment shall be installed by Tenant, at Tenant’s expense, subject to Landlord’s prior approval, such approval not to be unreasonably withheld, conditioned or delayed.

(l) To the maximum extent permitted by law, all Rooftop Equipment in the Rooftop Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Rooftop Equipment are damaged for any reason, except to the extent caused by the negligence or willful misconduct of Landlord, its agents or contractors. Landlord shall not permit access to the Rooftop Area by Landlord’s agents or contractors or by other tenants of the Building without reasonable prior notice to Tenant and an opportunity for a representative of Tenant to be present during such access.

(m) Tenant shall take the Rooftop Area “as-is”, in the condition in which the Rooftop Area is in as of the date hereof.

(n) Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Rooftop Area and the Rooftop Equipment; provided, however, that Tenant shall not be require to make structural changes to the Rooftop Area unless such structural changes are required solely because of the Rooftop Equipment.

(o) Landlord shall have the right, upon no less than ninety (90) days’ notice to Tenant, to require Tenant to relocate the Rooftop Area to another area (“Relocated Rooftop Area”) on the roof of the Building suitable for the use of the Rooftop Equipment. In such event, Tenant shall, at Landlord’s cost and expense (which costs and expenses shall be approved by Landlord in advance), on or before the ninetieth (90th) day after Landlord gives such notice, relocate all of its Rooftop Equipment from the Rooftop Area to the Relocation Rooftop Area. Such Relocated Rooftop Area shall be subject to all other terms and conditions of this First Amendment as if it were the original Rooftop Area.

(p) In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate Rooftop Equipment in any portion of the Rooftop Area until (x) Tenant shall have obtained Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed, of Tenant’s plans and specifications for the placement and installation of the Rooftop Equipment in the Rooftop Area, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi- governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Rooftop Equipment. The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant’s plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant’s intended placement or method of installation or operation of the Rooftop Equipment (i) may subject other licensees, tenants or occupants of the Project, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the Rooftop Equipment, if any, (iii) does not complement (in Landlord’s sole judgment, which shall not, however, require Tenant to incur unreasonable expense) the design and finish of the Building, (iv) may damage the structural integrity of the Building or the roof thereof, or (v) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the Rooftop Equipment. Landlord hereby confirms and agrees that it has approved the plans and specifications attached hereto as Exhibit B.

(q) In addition to the indemnification provisions set forth in the Lease which shall be applicable to the Rooftop Area, subject to the limitation on special, consequential or punitive damages contained in Section 7.13 of the Lease, Tenant shall, to the maximum extent permitted by law, indemnify, defend and hold Landlord and its agents, contractors and employees harmless from and against any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation or other entity arising from Tenant’s use of the Rooftop Equipment and/or the Rooftop Area.

(r) Landlord shall have the right to require Tenant to designate or identify the Rooftop Equipment with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Rooftop Equipment.

2. Representations and Warranties. Each of Landlord and Tenant hereby represents and warrants to the other that it has the full right, power and authority to enter into this First Amendment and to perform its obligations hereunder, and that upon execution of this First Amendment by such party, this First Amendment shall constitute a valid and legally binding obligation of such party.

3. Ratification, Approval and Confirmation of Terms. In all respects, the Existing Lease, as hereby amended and modified, is hereby ratified, approved and confirmed.

4. Broker. Each of Landlord and Tenant hereby warrant and represent to the other that it has dealt with no broker in connection with this First Amendment. Each of Landlord and Tenant hereby agree to defend, indemnify, and hold harmless the other, from and against any claim by third parties for brokerage, commissions, finders or other fees relative to this First Amendment or the leasing of space in the Building, and any court costs, attorneys’ fees or other costs or expenses arising therefrom, alleged to be due from such indemnifying party by any broker.

5. Counterparts. This First Amendment is executed in any number of counterparts, each copy of which is identical, and any one of which shall be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copies. This First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature. This First Amendment may be executed in several counterparts, each of which shall be an original, but all of which shall constitute but one and the same instrument.

6. Miscellaneous. This First Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event of any inconsistency or conflict between the terms of this First Amendment and of the Existing Lease, the terms of this First Amendment shall control. Time is of the essence of all of the terms of this First Amendment. This First Amendment constitutes and contains the sole and entire agreement of the parties hereto with respect to the subject matter hereof. This First Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Tenant and Landlord or their respective representatives, successors and permitted assigns. Submission of this First Amendment by Landlord is not an officer to enter in this First Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this First Amendment until Landlord has executed and delivered the same to Tenant.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly authorized, executed and delivered as of the First Amendment Effective Date.

LANDLORD:

IDB 17-19 DRYDOCK LIMITED PARTNERSHIP, a Delaware limited partnership

By:	IDB 17-19 GP Corp.,
a Delaware corporation, its general partner

By:	/s/ Dana Griffin
Name:	Dana Griffin
Title:	Authorized Secretary

TENANT:

AKTIS ONCOLOGY, INC., a Delaware corporation

By:	/s/ Shulamit Ron-Bigger
Name	Shulamit Ron-Bigger
Title	COO

EXHIBIT A, FIRST AMENDMENT

TENANT’S ROOFTOP AREA

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Exhibit A, First Amendment

EXHIBIT B, FIRST AMENDMENT

APPROVED PLANS AND SPECIFICATIONS

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Exhibit B, First Amendment